SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is effective as of May 12, 2008, and is entered into between Foamex International Inc., a Delaware corporation and its primary operating subsidiary Foamex L.P. (together with their subsidiaries, successors and assigns, the “Company”) and Andrew M. Thompson (“Executive”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement (defined below).

WHEREAS, Executive and the Company entered into an employment agreement dated as of February 12, 2007, as amended on February 4, 2008 (the “Agreement”), pursuant to which Executive continued to serve as Executive Vice President, Business Management and Marketing of the Company.

WHEREAS, the Company and Executive desire to amend the Agreement as provided in this Amendment and agree that all other terms and conditions of the Agreement shall otherwise remain in place, except as expressly amended herein.

NOW THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

I.          Amendments to Agreement. The parties hereby agree to amend the Agreement as follows:

A.        Section 6.1 of the Agreement shall be amended by adding at the end of the last sentence thereof the following:

“In addition, the parties hereby agree that notwithstanding anything to the contrary set forth herein, the consummation of the transactions contemplated by the Equity Commitment Agreement, dated April 1, 2008, between the Company and each of D.E. Shaw Laminar Portfolios, L.L.C., Sigma Capital Associates, LLC, CDGO, LLC and Q Funding III L.P., will not constitute a Change in Control for purposes of Section 5.4, Section 5.6 and Section 6.1 of this Agreement; provided that, notwithstanding the foregoing nothing shall in any way operate to the limit the rights that Executive would otherwise be entitled to under Exhibit C of this Agreement.”

II.	Acknowledgments.

A.        Executive acknowledges and agrees that, by signing this Amendment, notwithstanding any provision of the Agreement or the Amendment to the contrary, he waives any right or alleged right that he has, or may have, to (i) the vesting of Executive’s outstanding equity and long-term incentive awards pursuant to Section 6.1 of the Agreement or on account of any claim that the Company breached the Agreement, including any right to accelerated vesting of outstanding equity and long-term incentive awards in connection therewith, based on, arising out of or in connection with any fact, event, occurrence, omission or other matter or thing occurring prior to the date of this

Amendment, including, without limitation, any fact, event, occurrence, omission or other matter or thing relating to the negotiation and execution of the transactions contemplated by the Equity Commitment Agreements, dated April 1, 2008, between the Company and each of D.E. Shaw Laminar Portfolios, L.L.C., Sigma Capital Associates, LLC, CDGO, LLC and Q Funding III L.P (the “Transaction”), or (ii) the accelerated vesting of Executive’s outstanding equity and long-term incentive awards upon the consummation of the Transaction.

B.        Executive acknowledges that he has reviewed the provisions of this Amendment and considered the effect of these provisions on the Agreement, has had adequate opportunity to consult with counsel with respect to these provisions and fully and freely consents to the terms of this Amendment.

III.	Miscellaneous.

A.        This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

B.        Except as provided herein, the provisions of the Agreement are and shall remain in full force and effect.

C.        This Amendment shall become effective as of the date first above written.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company, and Executive has executed this Amendment, each as of the day and year first above written.

EXECTUIVE

Dated: June 12, 2008	/s/ Andrew M. Thompson
Andrew M. Thompson

FOAMEX INTERNATIONAL INC.

Dated: June 17, 2008	By: /s/ Michael V. Johnson
Title: Senior Vice President, Human Resources

FOAMEX L.P.

Dated: June 17, 2008	By: /s/ Michael V. Johnson
Title: Senior Vice President, Human Resources